UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                      April 9, 2007
Capella Education Company
(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor
Minneapolis, Minnesota		55402

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 227-3552
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.
     On April 9, 2007, we received from the State of New York Office of the Attorney General (the “NY Attorney General”) a letter informing us of its now widely reported investigation of post-secondary education institutions and student loan providers regarding possible deceptive practices in the marketing of both private student loans and loans provided by such lenders under the Federal Family Education Loan (“ FFEL”) program. In its April 9, 2007 letter, the NY Attorney General advised us that it is investigating past consulting work performed for Student Loan Express Inc. (“SLX”) by Timothy Lehmann, our Director of Financial Aid, and financial aid practices of Capella University. SLX is one of 15 financial aid lenders we recommend to students and has been on our recommended lender list for more than five years, a period extending prior to Mr. Lehmann’s commencement of employment. Mr. Lehmann has advised us that he was paid approximately $12,400 in early 2006 by SLX for consulting work performed between late 2005 and early 2006. Mr. Lehmann is also a member of an SLX advisory board. Mr. Lehmann has also advised us that he had in the past held twenty-five shares of publicly traded stock of SLX, which he has since divested. Mr. Lehmann has advised us that he acquired these shares using his own funds in open market brokerage transactions, and not as a benefit or payment from SLX. Mr. Lehmann has stated to us that he believes he acquired these shares in a manner consistent with our policies regarding stock ownership in entities with which we have commercial relationships. In connection with its investigation of Mr. Lehmann and Capella University, the NY Attorney General has requested that we determine whether any other financial aid officers received any payments, whether through consulting agreements or otherwise, stock or other benefits from any other lending institutions and to provide additional information concerning how we establish and maintain our list of recommended lenders.
     We are commencing our own internal review of this matter, including our relationships with both private loan and FFEL program lenders. In order to facilitate our internal review, we have placed Mr. Lehmann on paid administrative leave. In light of the fact that we have only recently commenced our internal review of this matter, at this time we cannot verify the details or extent of any relationships between Mr. Lehmann, or any other member of our financial aid staff, and any of our recommended student lenders, including SLX. Because of the ongoing nature of the NY Attorney General investigation and our own internal review, we can neither know nor predict with certainty their outcome, or the potential liability or remedial actions that might result from these or potentially other inquiries.
     Certain information in this report may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors not to place undue reliance on any such forward-looking statements which are based on information available at the time the statements are made or management’s good faith belief as of such time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We undertake no obligation to update our forward-looking statements to reflect events or circumstances arising after such date. Factors that could cause our results to differ materially from those contained in our forward-looking statements are included under, among others, the heading “Risk Factors” in our Form S-1 (Registration No. 333-141503) on file with the Securities and Exchange Commission and other documents we have filed with the Securities and Exchange Commission.
     The information in this report is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY
Date: April 11, 2007	By /s/ Gregory W. Thom
Gregory W. Thom
Vice President, General Counsel and Secretary